EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------

Lawson Products, Inc.                              New Jersey
Lawson Products, Inc.                              Texas
Lawson Products, Inc.                              Georgia
Lawson Products, Inc.                              Nevada
Lawson Products, Inc. (Ontario)                    Ontario, Canada
Lawson Products Limited                            England
LPI Holdings, Inc.                                 Illinois
Lawson Products de Mexico S.A. de C.V.             Mexico
Drummond American Corporation                      Illinois
Cronatron Welding Systems, Inc.                    North Carolina

Allprocure.com, Inc.(1)                            Missouri
Assembly Component Systems, Inc.                   Illinois
Automatic Screw Machine Products Company, Inc.(2)  Alabama
LP Service Co.                                     Illinois
C.B. Lynn Company                                  Illinois

(1) owned 65% by the Company
(2) subsidiary of Assembly Component Systems, Inc.